UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No

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Definitive Proxy Statement

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Soliciting Material Pursuant §240.14a-12

AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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Fee paid previously with preliminary materials.

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AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Notice of Special Meeting of Shareholders

To Be Held on March 18, 2008

Dear Shareholders:

The Special Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Stursberg and Associates, LLC, 405 Lexington Avenue, Suite 4949,   New York, New York, on Tuesday, March 18, 2008, at 10:00 a.m., to consider and act upon the following matters:

.

To consider the approval of an Investment Advisory and Management Agreement with Velocity Capital Advisors, LLC;

2.

To consider the approval of the amendment and restatement of certain fundamental investment policies of Ameritrans;

3.

To consider the approval of the amendment and restatement of certain fundamental investment policies of Elk Associates Funding Corp. (“Elk”), a wholly owned subsidiary of Ameritrans;

4.

To consider the approval of an amendment to the Company's Articles of Incorporation to increase the number of shares of our authorized preferred stock from one million (1,000,000) shares to ten million (10,000,000) shares;

5.

To consider the approval of a private offering of one or a combination of the following securities of the Company’s (i) common stock, $.0001 par value (the “Common Stock”), (ii) warrants exercisable into shares of Common Stock and/or (iii) shares of preferred stock, with such rights and preferences as determined by the Company’s Board of Directors, subject to applicable law and regulation;

6.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on January 18, 2008 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Margaret Chance

MARGARET CHANCE, Secretary

February 15, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Proxy Statement for

Special Meeting of Shareholders

March 18, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Special Meeting of Shareholders to be held on March 18, 2008, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, the Board will consider what is in the best interests of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about February 19, 2008.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Special Meeting, in the discretion of the persons named in the proxy.

VOTING SECURITIES

The Board of Directors has fixed January 18, 2008 as the record date for the determination of Shareholders entitled to vote at the Special Meeting.  At the close of business on December 31, 2007, there were outstanding and entitled to vote 3,405,583 shares of Common Stock of the Company and 300,000 shares of Participating Preferred Stock.  Each share of Common Stock and Participating Preferred Stock is entitled to one vote for each share held.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Special Meeting.  The following table sets forth certain information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding common stock as of December 31, 2007, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Gary C. Granoff	362,225 (1)	10.63%	7,038(a)	2.35%
*Ellen M. Walker	24,574 (2)	**	**	**
*Lee A. Forlenza	47,198 (3)	1.41%	1,000	**
Steven Etra	169,744 (4)	4.98%	**	**
John R. Laird	8,100 (5)	**	**	**
Howard F. Sommer	8,000 (6)	**	163	**
Wesley Finch	30,788 (7)	**	10,000	3.33%
Infinity Capital Partners, L.P. 767 Third Avenue, 16th Floor New York, New York 10017	214,103(8)	6.28%	**	**
*Michael Feinsod	72,500 (9)	2.12%	**	**
*Margaret Chance	10,370 (10)	**	220(b)	**
*Silvia Mullens	6,700 (11)	**	**	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210 (12)	8.49%	21,900	7.3%
Performance Capital, L.P. 605 Third Avenue, 19th Floor New York, NY 10158	336,375 (13)	9.87%	**	**
Prides Capital Partners, LLC 200 High Street, Suite 700 Boston, MA 02110	1,068,375 (14)	31.37%	**	**
*Murray A. Indick 200 High Street, Suite 700 Boston, MA 02110	0 (15)	**	**	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	20,616 (16)	**	**	**
All Officers and Directors, as a group (12 persons)***	740,815	21.20%	18,421	6.10%

(A)

Ownership percentages are based on 3,405,583 Shares of common stock outstanding as of November 30, 2007. Under the rules of the Securities and Exchange Commission (the “SEC”), shares of common stock that an individual has a right to acquire within 60 days from December 31, 2007, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod, Gary C. Granoff, Murray A. Indick, and Ellen M. Walker, (directors) and Margaret Chance, Lee Forlenza, and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

**

Less than 1%.

***

All Officers and Directors: Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Michael Feinsod, Murray A. Indick, John R. Laird, Howard F. Sommer, Wesley Finch, and Ivan Wolpert.

(1)

Includes (i) 153,180 Shares owned directly by Mr. Granoff; (ii) 16,900 Shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iii) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 Shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 Shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 67,100 Shares, and 2,500 Shares issuable upon the exercise of five (5) year warrants granted pursuant to the Company’s July 29, 2005 Offering of Common Stock and Warrants (the “Private Offering Warrants”) held by Mr. Granoff in various IRA or pension accounts, (vii) 6,000 Shares held in an irrevocable qualified subchapter s trust for the benefit of Mr. Granoff’s son whereby Mr. Granoff is the trustee, and (viii) 26,700 Shares issuable upon exercise of five-year options granted under the 1999 Employee Plan.  Excludes (A) 12,937 Shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife, for which company Mr. Granoff serves as Treasurer.

(a)

Includes (i) 500 shares of Participating Preferred Stock, owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts.  Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, of which Shares he disclaims beneficial ownership.

(i)

Includes (i) 14,374 Shares held directly by Ms. Walker, (ii) 200 Shares held by Ms. Walker as custodian for her son, and (iii) 10,000 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(3)

Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza’s IRA, and (iii) 8,750 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(4)

Includes (i) 57,732 Shares held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra’s wife; (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, and (vi) 10,000 Shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee.

(5)

Includes 100 Shares owned directly by Mr. Laird and 8,000 Shares issuable upon exercise of five-year options granted under the Director Plan.

(6)

8,000 Shares issuable upon exercise of five-year options granted under the Director Plan.

(7)

Includes (i) 19,871 Shares owned directly by Mr. Finch; and (ii) 10,917 Shares issuable upon exercise of five-year options granted under the Director Plan.  Excludes (A) 6,000 Shares owned directly by Mr. Finch’s wife as to which he disclaims beneficial ownership and (B) 26,300 Shares held by the Tudor Trust, a grantor trust, of which Mr. Finch is the grantor, Mr. Finch’s wife and their two children are the beneficiaries, and Mr. Finch’s wife is one of the two trustees.  Mr. Finch disclaims beneficial ownership of the trust’s 26,300 Shares.

(8)

214,103 Shares held by Infinity Capital Partners, L.P.

(9)

Includes (1) 60,000 Shares issuable upon the exercise of five-year options granted pursuant to the 1999 Employee Plan, (2) 10,000 Shares held by Shoulda Partners, L.P., and (3) 2,500 Shares issuable to Shoulda Partners upon the exercise of the Private Offering Warrants.  Excludes (1) 40,000 Shares issuable upon the exercise of five year options granted pursuant to the 1999 Employee Plan.  Such options have not yet vested as they vest over the next three years, in equal installments, and (2) 214,103 Shares held by Infinity Capital Partners, L.P.  Because Mr. Feinsod is a controlling person of Infinity Capital Partners L.P. and a general partner of Shoulda Partners, L.P., he may also be deemed to be a beneficial owner of securities held by Infinity Capital Partners L.P. and Shoulda Partners, L.P.  Mr. Feinsod disclaims beneficial ownership of the Shares except to the extent of his pecuniary interest therein.

(10)

Includes (i) 1,200 Shares owned directly by Ms. Chance, (ii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 Shares held directly by her daughter, Alexis Chance, (iv) 2,220 Shares held by Ms. Chance in various IRA or pension accounts, and (v) 6,700 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(b)

Participating Preferred Stock held in a pension account.

(11)

6,700 Shares issuable upon the exercise of five-year options granted under the 1999 Employee Plan.

(12)

Includes 274,210 Shares owned directly by Mitchell Partners L.P. and 15,000 Shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants.

(13)

Includes (i) 188,210 Shares owned directly by Performance Capital, L.P., (ii) 47,053 Shares issuable to Performance Capital, L.P. upon the exercise of the Private Offering Warrants, (iii) 80,890 Shares held by Performance Capital II, L.P., and (iv) 20,222 Shares issuable to Performance Capital II, L.P. upon the exercise of the Private Offering Warrants.

(14)

Includes (i) 854,700 Shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.

(15)

Murray A. Indick is a Partner of Prides Capital Partners, L.L.C.  Excludes (i) 854,700 Shares held directly by Prides Capital Fund I, L.P., (ii) 213,675 Shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants, and (iii) 10,141 Shares issuable upon the exercise of five year options granted pursuant to the Director Plan.  These options vest on May 9, 2008.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.  Because Mr. Indick is a controlling member of Prides Capital Partners, L.L.C., he may also be deemed to be a beneficial owner of securities deemed to be beneficially owned by Prides Capital Partners, L.L.C.  Mr. Indick disclaims beneficial ownership of the Shares held directly or indirectly by Prides Capital Partners, LLC except to the extent of his pecuniary interest therein.

(16)

Mr. Wolpert is a principal of Belle Harbour Capital, L.L.C.  Includes (i) 4,774 Shares owned directly by Mr. Wolpert, (ii) 1,068 Shares issuable to Mr. Wolpert upon the exercise of the Private Offering Warrants, (iii) 9,433 Shares issuable upon the exercise of five year options granted under the Director Plan, (iv) 4,273 Shares held by Belle Harbour Capital, L.L.C., and (v) 1,068 Shares issuable to Belle Harbour Capital, L.L.C. upon the exercise of the Private Offering Warrants.  Mr. Wolpert disclaims beneficial ownership of the Shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of December 31, 2007, all changes in beneficial ownership have been disclosed to the SEC as required by Section 16(a) of the 1934 Act, or have been previously reported in the Company’s filings with the SEC.

CHANGES IN CONTROL

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

PROPOSAL NO. 1
TO CONSIDER THE APPROVAL OF AN ADVISORY AGREEMENT WITH VELOCITY CAPITAL ADVISORS LLC

On September 19, 2007, the Board unanimously approved an Advisory Agreement (the “Advisory Agreement”) with Velocity Capital Advisors LLC (the “Adviser”), subject to shareholder approval.  The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Advisory Agreement.  The Advisory Agreement is summarized below and attached hereto as Exhibit D.  In addition to shareholder approval, the Advisory Agreement must also be approved by the U.S. Small Business Administration (“SBA”) and the satisfaction of certain other conditions described in the Advisory Agreement, upon the occurrence of which, the Advisory Agreement will become effective (the “Effective Date”).

Background

The Company’s management has spent a significant amount of time developing a plan to improve the Company’s financial performance.  The Company has developed a plan whereby Ameritrans will continue to invest in its traditional asset classes, including, taxi medallion loans, real estate secured loans, and other secured loans, as well as selected equity investments (collectively referred to as the “Core Business Investments”), as we have in the past.  We presently expect existing management to continue to make Core Business Investments, which we believe will continue to provide Ameritrans with a current cash investment return.

We also plan to expand our business and investment portfolio, to the extent permitted under the Investment Company Act of 1940 (the “1940 Act”) and under our Exemptive Order.  Beginning in June 2007, we initiated a new area of business.  This new business focuses on building a diverse portfolio of corporate loans (“Corporate Loans”) to middle market companies (the “Corporate Loan Strategy”).  Given the size of the corporate loan market, we believe that the Corporate Loan Strategy will allow us to increase the Company’s asset base. As of October 31, 2007 we had committed to $12.5 million of assets as part of our Corporate Loan Strategy.

To pursue the Corporate Loan Strategy, we plan to engage a new manager, Velocity Capital Advisors (“Velocity” or “VCA”), which will be responsible for building and managing Corporate Loan investments.  The senior partners of VCA have spent more than 15 years investing in middle market companies, having worked together for over 15 years, including approximately ten years at CIBC World Markets and its affiliates (“CIBC”). The senior partners of VCA have been involved in all aspects of middle market investing including origination, negotiation of terms, portfolio management, distribution and syndicate, restructuring and asset sales. The VCA team has experience in assembling portfolios of middle market loans and investments and managing these portfolios through several credit cycles, including both attractive and stressed credit environments.

We define the middle market as companies comprising earnings before interest taxes and depreciation (“EBITDA”) of between $10 and $100 million. We believe many opportunities exist to provide loans to companies of this size, due to:

•

The large size of the market, with an estimated 17,500 companies,

•

The high level of acquisition activity in this sector of the market with over 1,200 transactions of less than $500 million in each of the last 4 years,

•

The significant amount of private equity that has been raised to invest explicitly in middle market companies, and

•

Annual senior secured loan volume of over $30 billion according to Loan Pricing Corp.

Ameritrans intends to invest primarily in first lien term loans of middle market companies which, because of their priority in a company’s capital structure, we expect will have lower default rates and higher rates of recovery of principal if there is a default. Our middle market business will primarily target companies that have strong historical cash flows, strong collateral coverage, equity sponsorship, experienced management teams and identifiable and defendable market positions. The Corporate Loan Portfolio will initially focus on average investments of between $2 million and $5 million, with an objective of building the Corporate Loan portfolios with significant diversity across both issuers and industries. The average size and diversity of the Company’s Corporate Loan investments will serve as a further risk mitigant.

We expect that the investments made as part of the Corporate Loan Strategy will generate current income, capital appreciation and fee income related to the origination and investment management of such investments.  Growing our portfolio of Corporate Loan assets will require additional capital and the use of leverage to carry out this plan.

Since the inception of the Corporate Loan Strategy in June 2007, Velocity has demonstrated its strong relationships with numerous middle market private equity sponsors and regional and national financial institutions, to create substantial opportunities for our purchase of syndicated loans.  Velocity also has extensive relationships with the traditional middle market “club” lenders and investment funds, which will provide an additional source of direct lending opportunities.  We will seek to manage risk through a rigorous credit and investment underwriting process and active portfolio monitoring program, while building a diverse investment portfolio.

As a BDC, we will offer, and will provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may receive fees for these services.

Management of Velocity

Edward Levy  Mr. Levy has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since January 2005.

Mr. Levy was a managing director of CIBC World Markets Corp. from August 1995 through December 2004, and was co-head of CIBC World Markets Corp.’s Leveraged Finance Group from June 2001 until December 2004. From February 1990 to August 1995, Mr. Levy was a managing director of Argosy Group L.P., a private investment banking firm. He was a member of the firm’s Capital Markets Committee, responsible for structuring and approving all leveraged finance transactions (bank loan, bond, private placement and bridge transactions) and commitments of capital, and a member of both the U.S. Executive Management Committee and CIBC World Markets Executive Committee, among several other internal committees.

 Since June 2006, Mr. Levy has been the president of Rand Logistics. From its inception in November 2004 to June 2006, Mr. Levy acted as special advisor to Rand Logistics.  Since November 2006, Mr. Levy has been a director and President of Hyde Park Acquisition Corporation, a blank check company.

From June 1995 through July 2005, Mr. Levy was a member of the board of managers of Norcross Safety Products LLC, a company engaged in the design, manufacture and marketing of branded products in the fragmented personal protection equipment industry. Mr. Levy is also a director of Derby Industries. From July 1999 until March 2005, he was also a director of Booth Creek Ski Holdings, Inc., a company that owns and operates six ski resort complexes encompassing nine separate resorts. Mr. Levy is a member of the board of directors of a number of privately-held companies. Mr. Levy received a B.A. from Connecticut College.

Walter F. McLallen   Mr. McLallen is a founder and has been a principal of Meritage Capital Advisors, a financial services firm engaged in leveraged finance and private equity origination, distribution and asset management, since 2004.

Mr. McLallen was a managing director of CIBC World Markets Corp. from August 1995 through December 2003, and was head of CIBC World Markets Corp.’s debt capital markets group from 1997 through 2003 and head of its high yield distribution (sales, trading and research) group from 2001 through 2003.  These roles included management responsibility for overseeing the firm’s high yield portfolios and bridge commitment books.  He was also the Chairman of the firm’s Capital Markets Committee, responsible for structuring and approving all leveraged finance transactions (bank loan, bond, private placement and bridge transactions) and commitments of capital, and a member of both the U.S. Executive Management Committee and CIBC World Markets Executive Committee, among several other internal committees.

From February 1990 to August 1995, Mr. McLallen was a managing director of Argosy Group L.P., a private investment banking firm, and was a member of the mergers and acquisitions department of the investment banking firm Drexel Burnham Lambert from 1988 to 1990.  Mr. McLallen is a director of Remington Arms Company, Inc. and Bushmaster Firearms International LLC.  Mr. McLallen received a B.A. from the University of Illinois at Urbana-Champaign.

Management Services

The Adviser will serve as the investment adviser to the Company and to Elk with respect to the investment in (A) below investment grade (i) senior loans and notes, and (ii) subordinated notes, and (B) any other debt instruments approved by the Company and Elk ((A) and (B) collectively referred to as the “Debt Portfolio”) and (C) incidental equity investments received in connection with the investment in the Debt Portfolio (“Incidental Equity”) (collectively, the “Velocity Assets”).  All investments in the Velocity Assets are subject to approval of the Board or committee thereof of the Company or Elk, as the case may be. Subject to the overall supervision of the Board, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to the Company and Elk with respect to the Velocity Assets. Under the terms of the Advisory Agreement, the Adviser, with respect only to the Velocity Assets:

•

recommends the composition of our Debt Portfolio, the nature and timing of the changes to our Debt Portfolio and the manner of implementing such changes;

•

identifies, evaluates and negotiates the structure of the investments the Company makes (including performing due diligence on our prospective portfolio companies);

•

closes and monitors the investments the Company makes; and

•

determines subject to Board or committee approval the securities and other assets that the Company purchases, retains or sells.

The Adviser’s services under the Advisory Agreement are exclusive with respect to the Velocity Assets and assets similar to the Velocity Assets.  The Advisor is free to furnish services to other entities with respect to assets other than the Velocity Assets or other than assets that are similar to the Velocity Assets; provided, however, the Adviser shall have the right to terminate the exclusivity provision of the Agreement upon ninety (90) days prior written notice at any time after the first anniversary of the Effective Date, if the Company and Elk have not obtained approval from the Securities and Exchange Commission (the “Commission”) of Adviser’s right under the Advisory Agreement to purchase a portion of the Velocity Assets (the “Purchase Option”) described below, which Purchase Option may only be exercised upon termination of the Advisory Agreement by the Company and Elk “without cause” or the failure of the Company and Elk to renew the Advisory Agreement.  Adviser shall also have the right to terminate the exclusivity provisions of the Advisory Agreement any time after the first anniversary in the same manner described above if the Advisory Agreement has not been approved by the SBA.

Management Fee

Pursuant to the Advisory Agreement, we pay the Adviser a fee for investment advisory and management services consisting of three components:  (a) a base management fee (the “Base Management Fee”), (b) an income-based fee (the “Income-Based Fee”), and (c) a capital gains fee (the “Capital Gains Fee”), such Capital Gains Fee to be paid for the fiscal year commencing July 1, 2008, which fee calculation shall exclude gains realized for any prior period, and each fiscal year thereafter, subject to (i) the prior termination on or before June 30, 2008 of the Director Plan and (ii) the cessation from and after July 1, 2008 of further grants under the 1999 Employee Plan (the “Capital Gains Fee Conditions”).  Whenever a Capital Gains Fee is paid, the calculation will be set forth in the Company’s public filings.

(1)

The Base Management Fee with respect to each calendar year with respect to the Velocity Assets shall equal the sum of the following:

(x)

(i)

0.75 % of Velocity Assets (including loans, notes, and securities) rated BB- or above in total amount of $300 million or less; plus

(ii)

0.625% of such assets in total amount of more than $300 million; plus

(y)

(i)

1.500% of Velocity Assets (including loans, notes, and securities) that are unrated or rated below BB- and Incidental Equity in total amount of $250 million or less; plus

(ii)

1.325% of such assets in total amount of more than $250 million, but less than or equal to $400 million; plus

(iii)

1.150% of such assets in total amount of more than $400 million.

For purposes of determining the Base Management Fee, the amounts of assets (which shall exclude cash or cash equivalents, but include assets purchased with borrowed funds) shall be determined as the average (arithmetic mean) of their respective amounts on the last day of such calendar quarter and the calendar quarter immediately preceding such calendar quarter, except that, with respect to the calendar quarter during which the Effective Date occurs, the amounts of assets shall be determined as their respective amounts on the last day of such calendar quarter.  The Base Management Fee for any partial month or quarter will be appropriately pro rated.  The Base Management Fee will be paid quarterly in arrears.

(2)

The Income-Based Fee and Capital Gains Fee with respect to the Velocity Assets shall be determined as follows:

(i)

The Income-Based Fee with respect to each calendar quarter shall equal the sum of (x) an amount equal to any excess of Net Investment Income on Velocity Assets for such quarter over 2% of Average Equity for such quarter deployed in the Velocity Assets, except insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter, plus (y) an amount equal to 17.5% of Net Investment Income for such quarter, insofar as such Net Investment Income exceeds 2.424% of Average Equity for such quarter.

(ii)

For purposes of Paragraph :

(A)

“Net Investment Income” for a calendar quarter means the excess of Gross Income for such quarter over the sum of the Base Management Fee and VA Cost of Funds for such quarter.

(B)

“Average Equity” means the daily average outstanding amount of equity outstanding that was issued by the Company and/or Elk, as the case may, (at any time) to acquire or hold Velocity Assets.

(C)

“Gross Income” means interest income, dividend income, and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees from issuers of Velocity Assets) accrued by the Company and/or Elk, as the case may be, in respect of the Velocity Assets.  Gross Income includes, in the case of investments with a deferred interest feature (such as original issue discount or market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company and/or Elk, as the case may by, has not yet received in cash.  Gross Income does not include any realized or unrealized capital gains or losses except to the extent hereinafter set forth.

1.

If the value of a Velocity Asset, determined pursuant to the Agreement as of the end of a calendar quarter (“Ending Value”), is less than 95% of such Velocity Asset’s then Opening Value (as hereinafter defined), then an amount equal to the entire excess of such Opening Value over such Ending Value shall be deducted from Gross Income for such calendar quarter, and the Opening Value of such Velocity Asset shall be reduced to equal such Ending Value, for each subsequent quarterly period, unless and until the Opening Value shall be further reduced pursuant to this sentence.  Unless and until reduced pursuant to the preceding sentence, a Velocity Asset’s Opening Value shall be its original purchase price.  Notwithstanding anything else contained herein, a Velocity Asset’s then Opening Value (as adjusted from time to time as provided herein) shall be used to compute all realized capital gains and realized and unrealized capital losses for purposes of Paragraph two .

2.

If the Capital Gains Balance (as hereafter defined) for a calendar year is negative, then such negative amount shall be deducted from Gross Income for the fourth calendar quarter of such calendar year.  To the extent the Capital Gains Balance is negative and exceeds the fourth calendar quarter Gross Income, such excess shall be carried forward to, and deducted from, the next calendar quarter(s) Gross Income until such negative balance has been fully offset against Gross Income.

(D)

“VA Cost of Funds” means interest accrued on debt incurred by the Company and/or Elk, as the case may, at Adviser’s direction to acquire or hold Velocity Assets, but excludes origination fees, commitment fees, unused line fees, or any other kind of cost or expense payable with respect to such debt.

(3)

Subject to the satisfaction of the Capital Gains Fee Conditions, the Capital Gains Fee will be determined and payable in arrears as of the end of each fiscal year (or upon termination or expiration of the Advisory Agreement as set forth below), commencing with the fiscal year ending on June 30, 2009, which fee calculation shall exclude gains realized for any prior period, and will equal 17.5% of the Velocity Asset’s Capital Gains Balance for such fiscal year.  The Capital Gains Balance is defined as realized capital gains for the fiscal year, if any, computed net of all realized capital losses for such year on the Velocity Assets (determined using the then Opening Value of each Velocity Asset sold, deemed sold, or otherwise disposed of, including without limitation, due to maturity or refinancing, during such fiscal year).  If the Advisory Agreement shall terminate or fail to continue as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating a Capital Gains Fee.

Examples of Quarterly Income-Based Fee Calculation

Under certain circumstances, for the purpose of calculating the Capital Gains Fee, the “basis” used in determining the Capital Gains Fee may be adjusted.  This reduction in basis or carrying value is only for the purposes of computing the fees and not for GAAP purposes.

The Company and the Adviser have created a compensation structure intended to benefit and protect shareholders in the case of a short-term decline in excess of 5% in any one investment or series of investments.  In certain instances, the Income-Based Fee has the potential to be reduced (and possibly totally offset) if the value of the investment or series of investments are marked down due to an unrealized depreciation in value.  Under the terms of the Agreement (and contrary to GAAP), in the case of such a marked-down asset, the value will not be marked-up, for any purpose (including an unrealized appreciation in value), until there is a realization event.  To be clear, in the event of a price reduction of more than 5%, such asset’s value (for determining the Income-Based Fee) and basis (for the purpose of determining the Capital Gains Fee), will be permanently lowered until the investment is sold and a realized gain or loss is recorded on the asset.

In the event an investment declines in value by more than 5%, the carrying value of the asset will be reduced with respect to the calculation of the Income-Based and Capital Gains Fees.  Any such decline in excess of 5% will directly reduce Net Investment Income which is used to calculate the Income-Based Fee and therefore reduce the Income-Based Fee payable to the Adviser in such quarter.  In this event, the value of such investment will be reduced accordingly and carried at the new reduced value.  This new reduced basis will then be utilized for determining any capital gains or losses in future periods upon sale of the investment.

Accordingly, there may be instances where the Adviser is compensated under its Capital Gains Fee, when there is no capital gain for GAAP purposes.  It should be recognized, however, that any Capital Gains Fee paid based on such reduced basis would only follow the occurrence of the Income-Based Fee having been reduced in a prior period.  Furthermore, shareholders are benefited and protected given that the Income-Based Fee is payable quarterly while the Capital Gains Fee is only paid annually and any “recapture” of management fee occurs at a later period of time than the original reduction of the Income-Based Fee and only comes upon realization following the sale of the investment.

The following examples show the Income-Based Fee Adviser would earn, as a percentage of Net Investment Income, for a quarter, if Net Investment Income as a percentage of Average Equity for the quarter is below 2% (Scenario I), between 2% and 2.424% (Scenario II), and above 2.424% (Scenario III).

	Return on Average Equity		Percentage of Net Investment Income
	Quarterly	Annualized

Scenario I:
Net Investment Income (1) as % of Average Equity (2)	1.50%	6.00%

Average Equity "Hurdle Rate" (3)	2.00%	8.00%

Income Based Fee			-0-

Scenario II:
Net Investment Income (1) as % of Average Equity (2)	2.25%	9.00%

Average Equity “Hurdle Rate" (3)	2.00%	8.00%
"Catch-up" Hurdle Rate (4)	2.424%	9.696%
Income Based Fee			11.1%

Scenario III:
Net Investment Income (1) as % of Average Equity (2)	3.00%	12.00%

Average Equity “Hurdle Rate" (3)	2.00%	8.00%
"Catch-up" Hurdle Rate (4)	2.424%	9.696%
Income Based Fee			17.5%
(1) Net Investment Income equals all interest, dividends, fees, etc. minus Base Management Fee minus Velocity Assets borrowing costs
(2) Average daily balance of invested equity underlying the Velocity Assets during the quarter.
(3) Represents 8.0% annualized hurdle rate of return on Average Equity.
(4) The "catch up" provides an annualized incentive fee of 17.5% on all Net Investment Income, when it exceeds 2.424% of Average Equity, for a quarter, as if a hurdle rate did not apply.

(4)

On the Effective Date, the Company shall sell to Adviser warrants exercisable for five years from the date of grant, to purchase 100,000 shares of the Company’s Common Stock exercisable at a price no less than fair market value on the date of grant.

Purchase Option

Under the terms of the Advisory Agreement and subject to approval by the Commission and the SBA, the Adviser will have the right to purchase a portion of the Velocity Assets from the Company and Elk if the Company and Elk terminate “without cause” or fail to renew the Advisory Agreement.  If the termination of the Agreement occurs prior to the fifth anniversary of the Effective Date, the Adviser will have the right to purchase:

•

50% of the first $300 million of Velocity Assets;

•

37.5% of Velocity Assets exceeding $300 million up to and including $600 million; and

•

27.5% of all Velocity Assets over $600 million.

After the fifth anniversary, the Adviser shall have the right to purchase a 25% interest in the Velocity Assets.

Payment of Expenses

All investment professionals of the Adviser and its staff when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We bear all other costs and expenses of our operations and transactions, including those relating to: organization; calculation of our net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties (except that the Adviser shall pay fees associated with receiving ratings on the Velocity Assets and all due diligence expenses associated with the Velocity Assets, including but not limited to legal fees, accounting fees and industry experts), including agents, consultants or other advisers, in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies; interest payable on debt, if any, incurred to finance our investments; offerings of our common stock and other securities; investment advisory and management fees; administration fees; fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; registration fees; listing fees; taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents with the Commission; the costs of any reports, proxy statements or other notices to shareholders, including printing costs; to the extent we are covered by any joint insurance policies, our allocable portion of the insurance premiums for such policies; direct costs and expenses of administration, including auditor and legal costs; and all other expenses incurred by us in connection with administering our business, including rent and the salary and cost of our officers.

Conditions of Effectiveness

The Advisory Agreement will become effective upon the date of the last to occur of the following provided such date is on or before May 31, 2008, or such later date as may be mutually agreed to by the Ameritrans Board and Adviser in their sole discretion:

I.

approval of the Advisory Agreement by the shareholders of each of the Ameritrans and Elk;

II.

approval by the shareholders of Ameritrans’ and Elk’s fundamental investment policies to the extent required;

III.

approval of the material terms of the Advisory Agreement by the SBA; provided, however, if the SBA does not approve Paragraphs 11.A, 11.B, and 11.C of the Advisory Agreement, but approves all other material terms of the Advisory Agreement, the Advisory Agreement shall be deemed to have been approved; and

IV.

obtaining start-up financing for the Corporate Loan Strategy.

Duration and Termination

Unless terminated earlier as described below, the Advisory Agreement will remain in effect from year to year if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The Advisory Agreement will automatically terminate in the event of its assignment. The Advisory Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other.

Indemnification

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company and Elk, as the case may be, for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as an investment adviser of the Company and Elk.

Organization of the investment adviser

Velocity Capital Advisers LLC is a Delaware limited liability company. The principal executive offices of Velocity Capital Advisers LLC are located at 465 5th Avenue, 25th Floor, New York, New York 10017.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the Advisory Agreement.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 1

PROPOSAL NO. 2

CHANGES TO THE FUNDAMENTAL INVESTMENT POLICIES OF AMERITRANS

Ameritrans’ only fundamental policies, that is, policies that cannot be changed without the approval of the holders of a majority of Ameritrans’ outstanding voting securities, as defined under the 1940 Act, are described below. A “majority of Ameritrans’ outstanding voting securities” as defined under the 1940 Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares entitled to vote are represented or (ii) more than 50% of such outstanding shares. Our Board has reviewed such fundamental policies and has concluded that the policies should be amended and restated for clarity.  The Ameritrans and Elk fundamental investment policies are similar except where, in the case of Elk, they are required to be more restrictive by applicable law or regulation, including but not limited to the Small Business Investment Company Act of 1958, as amended (the “1958 Act”).

At the Special Meeting, our shareholders will be asked to amend and restate the fundamental policies of both Elk and Ameritrans by removing certain existing policies and adding new policies.  The amended and restated fundamental investment policies for each of Ameritrans and Elk if approved by the shareholders will be the same.  If Proposals No. 2 and No. 3 contained herein are approved by the shareholders, the fundamental investment policies set forth on Exhibit B hereto will be the fundamental investment policies of Ameritrans and Elk.

The revisions to such fundamental policies are expected to facilitate the management of our assets and to simplify the process of monitoring compliance with our other non-fundamental investment policies.  In addition, the amendments of such fundamental policies are intended to provide the Company with more flexibility to respond to changing markets and new investment opportunities. In addition, these amendments of the Company’s fundamental policies will provide the Board of Directors with broader discretion to determine making investment decisions permitted by the 1940 Act and other applicable law.

Amending and restating these fundamental policies will also provide the Board of Directors with broader discretion to determine our investment policies to the full extent permitted by the 1940 Act and other applicable law. It is possible and even likely that as the financial markets continue to evolve over time, the 1940 Act and other applicable law may be amended to address changed circumstances and new investment opportunities. It is also possible that the 1940 Act and other applicable law could change for other reasons. Removal of these fundamental policies will allow our Board of Directors to modify our investment objectives to take advantage of future changes in applicable law without seeking additional costly and time-consuming shareholder approvals.

We maintain investment objectives as well as fundamental policies, and note that the proposed amendment and restatement of our fundamental policies will not affect our investment objectives, which will remain unchanged. The proposed amendments to our fundamental policies if approved by the shareholders will not affect the manner in which our investment program is being conducted at this time, and we will continue to be managed in accordance with the policies and guidelines established by our Board of Directors. Our investment program and our investment objectives, policies and guidelines may change, however, in the future for various reasons.

The other policies and investment restrictions referred to in the Company’s public filings, including Ameritrans’ investment objectives, are not fundamental policies of Ameritrans and may be changed by the Board of Ameritrans without shareholder approval. Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of Ameritrans’ assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such standard or percentage limitation will be determined immediately after and as a result of Ameritrans’ acquisition of such security or other asset. Accordingly, any subsequent change in values, assets, or other circumstances will not be considered when determining whether the investment complies with Ameritrans’ investment policies and limitations.

The proposed changes of certain fundamental policies will not affect our investment objectives, but will be less restrictive with respect to our Board of Directors and management’s efforts in pursuing these investment objections.

The Board of Directors therefore recommends that shareholders vote to amend and restate our fundamental investment policies as set forth and discussed below. The descriptions in each section of such fundamental investment policies are general, and are qualified by reference to the actual text of the existing policies that appear in Exhibit A.

Shareholders will be asked to vote on the addition or removal of each fundamental policy separately on the enclosed proxy card. No proposal to amend any fundamental investment policy is contingent upon the approval of any other such proposal. As a result, it may be the case that certain of our fundamental policies will be changed, and others will not. If any proposal to change a fundamental investment policy is not approved, that fundamental investment policy will remain in effect.

Proposal 2-A: Remove the fundamental policy relating to retaining status as a business development company under the 1940 Act and to prohibit the acquisition of assets if, after giving effect to such acquisition, the value of our “qualifying assets,” as described in Section 55(a) of the 1940 Act, would be an amount to less than 70% of the value of its total assets.

Section 58 of the 1940 Act requires shareholder approval prior to a change in the nature of a business development company’s business so as to cease to be or to withdraw its election as a business development company. In addition, Section 55 of the 1940 Act sets forth certain functions and activities of business development companies, including with respect to the acquisition of qualifying assets. We currently comply with the 1940 Act requirements set forth above. However, the 1940 Act does not require that the statutory provisions described above be fundamental policies.

Our existing policy is unnecessary as it simply restates requirements set out under the 1940 Act, as those requirements are in effect from time to time. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the 1940 Act from the Commission, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Commission and others issue formal or informal views on various provisions of the 1940 Act and the related rules, including through no-action letters and exemptive orders. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No 2-A.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-A

Proposal 2-B: Remove the fundamental policy relating to senior securities.

Section 61 of the 1940 Act limits the extent to which we may borrow money. Under Section 61, we are permitted to issue multiple classes of indebtedness and one class of stock senior to our common stock provided, among other things, our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase.  In addition to the 1940 Act, we are subject to an exemptive order issued by the Commission that governs how we calculate our senior securities.

Our existing policy is unnecessary as it simply restates requirements set out under the 1940 Act, as those requirements are in effect from time to time, and under a previously issued exemptive order of the Commission. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the 1940 Act from the Commission, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Commission and others issue formal or informal views on various provisions of the 1940 Act and the related rules, including through no-action letters and exemptive orders. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No 2-B.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-B

Proposal 2-C: Remove the fundamental policy relating to certain investment activities.

This policy prohibits us from (i) underwriting securities issued by others, (ii) purchasing securities on margin, (iii) writing or buying put or call options or (iv) engaging in the purchase or sale of commodities or commodity contracts, including futures contracts. Neither the 1940 Act nor other applicable law prohibits a business development company from engaging in such activities.

The removal of this fundamental policy will permit us to engage in the foregoing activities to the fullest extent permitted by our amended and restated fundamental investment policies, if approved by the shareholders, the 1940 Act and other applicable law, as in effect from time to time. This will give us greater flexibility to respond to future investment opportunities subject, of course, to the investment objectives and guidelines applicable to us as established by our Board of Directors and as consistent with applicable law.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-C.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-C

Proposal 2-D: Remove the fundamental policy relating to lending as it is not relevant to our business.

This policy sets forth certain loans we may make under applicable law. As the policy is not restrictive but merely a recitation of permissible activities, the policy is not relevant to our business as presently conducted.

The removal of this fundamental policy will permit us to engage in the foregoing activities to the fullest extent permitted by the 1940 Act and other applicable law, as in effect from time to time. This will give us greater flexibility to respond to future investment opportunities subject, of course, to the investment objectives and guidelines applicable to us as established by our Board of Directors and as consistent with applicable law.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-D.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-D

Proposal 2-E: Remove the fundamental policy relating to maximum investments in any single issuer.

Our existing policy is unnecessary as it simply restates what we may due under applicable law and exemptive orders issued by the Commission.  As the policy is not restrictive but merely a recitation of permissible activities, the policy is not relevant to our business as presently conducted.

The removal of this fundamental policy will permit us to engage in the foregoing activities to the fullest extent permitted by the 1940 Act and other applicable law, as in effect from time to time. This will give us greater flexibility to respond to future investment opportunities subject, of course, to the investment objectives and guidelines applicable to us as established by our Board of Directors and as consistent with applicable law.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-E.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-E

Proposal 2-F: To add as a fundamental policy allowing the Company to engage in short selling of securities under certain circumstances.

The Company’s Board of Directors in reviewing the Company’s present fundamental investment policy which prohibits short selling of securities, has determined that it is in the Company’s best interests to have the flexibility to hedge certain of the securities portions held in the Company’s portfolio from time to time.  The addition of the following investment policy approved by the Board is as follows:

“The Company may engage in short sales of securities in order to hedge securities held in its portfolio.”

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-F.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-F

Proposal 2-G: To add as a fundamental policy allowing the Company to write or buy put or call options under certain circumstances.

The Company’s Board of Directors in reviewing the Company’s present fundamental investment policy which prohibits the Company from writing or buying put or call options has determined that it is in the Company’s best interests to have the flexibility generally to write or buy put or call options to hedge current securities positions or to hedge the portfolio in general.  The addition of the following investment policy approved by the Board is as follows:

“The Company may write or buy put or call options in order to hedge a current securities position or to hedge the Company’s portfolio in general.”

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-G.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-G

Proposal 2-H: To add as a fundamental policy allowing the Company to engage in the purchase or sale of commodities or commodities contracts under certain circumstances.

The Company’s Board of Directors in reviewing the Company’s present fundamental investment policy which prohibits the Company from engaging in the purchase or sale of commodities or commodities contracts, including futures contracts (except where necessary in working out distressed loan or investment situations.  The addition of the following fundamental investment policy approved by the Board is as follows:

“The Company may engage in the purchase or sale of commodities or commodity contracts, including futures contracts (i) where necessary in working out distressed loan or investment situations and (ii) to otherwise hedge all or a portion of the securities positions in the Company’s portfolio.”

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-H.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-H

Proposal 2-I: To add as a fundamental policy allowing the Company to invest up to 100% of its assets in restricted securities.

The Company’s Board of Directors has determined that it is in the Company’s best interests to have the flexibility to invest up to 100% of its assets in restricted securities.  The addition of the following investment policy approved by the Board is as follows:

“The Company may invest up to 100% of its assets in restricted securities.”

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-I.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-I

Proposal 2-J: To add as a fundamental policy restricting the Company from engaging in the purchase and sale of real estate.

The Company’s Board of Directors has determined that it is in the Company’s best interests to restrict the Company from engaging in the purchase and sale of real estate. The addition of the following restriction contained in the investment policies approved by the Board is as follows:

“The Company does not intend to engage in the purchase and sale of real estate. However, the Company may elect to purchase and sell real estate in order to protect any of its prior investments which it considers at risk.”

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal No. 2-J.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 2-J

PROPOSAL NO. 3

CHANGES TO THE FUNDAMENTAL INVESTMENT POLICIES OF ELK ASSOCIATES FUNDING CORPORATION

The investment policies described in Exhibit C are the fundamental policies of Elk. Under the 1940 Act, these policies may be changed only by the vote of the lesser of (i) a majority of Elk’s outstanding voting securities, or (ii) 67% of the number of shares entitled to vote of Elk present in person or by proxy at a shareholders meeting at which at least 50% of such outstanding shares are present. Because the Company is the only shareholder of Elk, the Company has agreed with the Commission that Elk’s fundamental investment policies will be changed only by the vote of the Ameritrans shareholders.

The current fundamental policies of Elk as set forth on Exhibit C attached hereto merely restate the various requirements set out under the 1940 Act.  Because the 1940 Act does not require that the statutory provisions be fundamental policies, the Board of Directors deems it in the best interests of the Company to amend and restate the Elk fundamental policies and adopt the same policies as Ameritrans.  The amendment and restatement of such fundamental policies is expected to facilitate the management of our assets and to simplify the process of monitoring compliance with our other non-fundamental investment policies.   In addition, the amendments of such fundamental policies are intended to provide the Company with more flexibility to respond to changing markets and new investment opportunities. In addition, these amendments of the Company’s fundamental policies will provide the Board of Directors with broader discretion to determine making investment decisions permitted by the 1940 Act and other applicable law.

Our existing policies are unnecessary as they simply restate requirements set out under the 1940 Act, as those requirements are in effect from time to time, and under previously issued exemptive orders of the Commission. Removing the existing policies will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the 1940 Act from the Commission, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Commission and others issue formal or informal views on various provisions of the 1940 Act and the related rules, including through no-action letters and exemptive orders. The removal of the fundamental policies will permit us to refer to these interpretations or modifications as they are given from time to time.

The Board recommends the shareholders approve the removal of all of Elk’s current fundamental investment policies and adopt the Ameritrans proposed fundamental policies as follows and as set forth in Exhibit B attached hereto:

1.

The Company may invest up to 100% of its assets in restricted securities.

2.

The Company does not intend to engage, in the purchase and sale of real estate. However, the Company may elect to purchase and sell real estate in order to protect any of its prior investments which it considers at risk.

3.

The Company may engage in short sales of securities in order to hedge securities held in its portfolio.

4.

The Company may write or buy put or call options in order to hedge a current securities position or to hedge the Company’s portfolio in general.

5.

The Company may engage in the purchase or sale of commodities or commodity contracts, including futures contracts (i) where necessary in working out distressed loan or investment situations and (ii) to otherwise hedge all or a portion of the securities positions in the Company’s portfolio.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve Proposal 3.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 3

PROPOSAL NO. 4
TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED PREFERRED STOCK FROM ONE MILLION (1,000,000) SHARES TO TEN MILLION (10,000,000) SHARES

The Board of Directors has adopted, subject to shareholder approval, an amendment to the first paragraph of Article IV of our Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from one million (1,000,000) shares to ten million (10,000,000) shares. No changes are proposed to the remainder of Article IV. The text of Article IV, as it is proposed to be amended, is as follows:

“The Corporation shall have authority to issue an aggregate of 55,000,000 shares, of which 45,000,000 shares shall be Common Stock, par value $.0001 per share, and 10,000,000 shall be Preferred Stock, par value $.01 per share.”

If approved by the shareholders, the proposed amendment will become effective upon the filing of the Articles of Incorporation with the Delaware Secretary of State, which will occur as soon as reasonably practicable upon such shareholder approval.

Increase in Number of Shares of Preferred Stock Authorized for Issuance

The purpose of the increase in authorized shares is to provide additional shares of Preferred Stock that could be granted for corporate purposes without further shareholder approval unless required by applicable law or regulation. We currently expect that reasons for issuing additional shares of Preferred Stock will include, but not be limited to, securing additional financing for our operations through the issuance of additional shares or other equity-based securities. The Board believes that it is in our best interest to have additional shares of Preferred Stock authorized at this time to alleviate the expense and delay of holding another special meeting of shareholders to authorize additional shares of Preferred Stock when the need arises.

The Board of Directors does not intend to issue any Preferred Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its then existing shareholders.

Ratification by Shareholders of the Proposed Amendment

Approval of the proposed amendment to the Company's articles of incorporation will require the affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting.  Upon approval by our shareholders, the proposed amendment will become effective upon filing of articles of amendment with the Delaware Secretary of State, which will occur as soon as practicable following the meeting. In the event that the proposed amendment is not approved by our shareholders at the meeting, the current articles of incorporation will remain in effect.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 4.

PROPOSAL NO. 5
OFFERING OF CAPITAL STOCK, WHICH SHALL INCLUDE COMMON AND/OR PREFERRED STOCK, AND/OR WARRANTS TO A LIMITED NUMBER OF ACCREDITED INVESTORS

On June 19, 2007, the Shareholders of the Company approved a financing of Common Stock of the Company with warrants at a fixed price no less than book value, to a limited number of “accredited investors,” as that term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).  The financing was for a minimum of $25 million and up to a maximum of $50 million.

Due to changes in the marketplace, the Company deems it in the best interests of the shareholders to allow for greater flexibility with regard to the means by which the Company may raise capital.  Accordingly, the shareholders are being asked to approve a proposal that allows the Board of Directors of the Company greater latitude in determining the terms of any such financing.  The Board believes it is in the best interests of the shareholders to approve such a proposal for financing alternatives, which financing may be one or a combination of the following (the “Offering”) for aggregate gross proceeds of a minimum of $5,000,000 (the “Minimum Offering”) and a maximum of $50,000,000 (the “Maximum Offering”):

•

Shares of Common Stock, at a fixed purchase price of no less than the greater of the per share fair market value or book value (net asset value) as determined on a date as soon as practicable prior to commencement of the Offering (the “Common Stock Purchase Price”) to a limited number of “accredited investors,” as that term is defined in Rule 506 of Regulation D promulgated under the Act.  Such Common Stock may be accompanied by warrants, subject to applicable law and regulation under the 1940 Act, exercisable for five (5) years from the date of issuance, to purchase Common Stock at an exercise price that is no less than the Common Stock Purchase Price.

•

Warrants exercisable for not more than five (5) years from the date of issuance, to purchase shares of Common Stock at an exercise price that is no less than the Common Stock Purchase Price to a limited number of “accredited investors,” as that term is defined in Rule 506 of Regulation D promulgated under the Act, and/or

•

Shares of Preferred Stock (“Preferred Stock”), with such rights and preferences, subject to applicable law and regulation under the 1940 Act, to be determined by the Board in its sole discretion to a limited number of “accredited investors,” as that term is defined in Rule 506 of Regulation D promulgated under Act.  In the event the Company elects to offer a new class of Preferred Stock, the existing 9⅜% participating preferred stock (the “Participating Preferred Stock”) will be redeemed pursuant to its terms in accordance with all applicable laws.  Any new Preferred Stock would have voting rights.

The Board will use its sole discretion in choosing the type of securities to offer.  The Company proposes to raise aggregate gross proceeds of a minimum of $5,000,000 and a maximum of $50,000,000.  If approved by the requisite number of shareholders, the Offering will commence as soon as reasonably practicable.

NASD Rule 4350 requires shareholder approval when a company registered on the NASDAQ SmallCap Exchange offers a non-public sale of common stock (or securities convertible into or exercisable for common stock) equal to twenty percent (20%) or more of the common stock or voting power outstanding before the issuance for less than the greater of book (net asset value) or market value of the stock.  Book value (net asset value) of the Company’s Common Stock as of November 30, 2007 was $5.26 per share, and market value as of close of trading on December 31, 2007 was $3.71 per share.  The Company does not intend to offer the securities at less than book value, fluctuations in the market, however, make it difficult to predict whether the market value will be greater than the book value, thereby triggering the requirements of NASD Rule 4350.

Under the 1940 Act, the amount of voting securities that would result from the exercise of all outstanding warrants, options and rights at the time of issuance may not exceed twenty-five percent (25%) of the outstanding voting securities of the business development company, except that if the amount of voting securities that would result from the exercise of all outstanding warrants, issued to the Company's directors, officers, and employees pursuant to any executive compensation plan would exceed fifteen percent (15%) of the outstanding voting securities of such company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, at the time of issuance shall not exceed twenty percent (20%) of the outstanding voting securities of the Company.  Accordingly, the number of warrants that could be offered by the Company would be subject to this limitation.

The securities sold in the Offering will be considered “restricted securities,” as that term is defined in the Securities Act of 1933, as amended (the “Act”) and rules promulgated thereunder (the “Restricted Securities”) and will be subject to restrictions on transferability.  Rule 144 promulgated under the Act (“Rule 144”) prescribes certain holding periods and other limits on the sale of Restricted Securities.  These restrictions limit the ability of an investor to sell the Restricted Securities in various ways. Securities owned by investors who are not “affiliates” of the Company, as that term is defined in Rule 144, may be sold after one (1) year, subject to trading volume limitations and other conditions, and will be completely free of restrictions after two (2) years, at which time the securities sold in the Offering will be freely tradable on the NASDAQ SmallCap Exchange or whichever exchange the Company’s securities is listed on at the time.

The Company anticipates, as soon as practicable after the closing of the Offering, filing a registration statement covering the resale of any shares of Common Stock, Preferred Stock and the Common Stock issuable upon exercise of the Warrants, as may be applicable.  The Company can give no assurances, however, that such registration statement will be declared effective by the Securities and Exchange Commission.

If Common Stock is issued in this Offering, it will rank, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up of the Company (collectively, the “Rights”), equal to the Common Stock of the Company currently issued and outstanding.  The Rights of all Common Stock are presently subordinate to the Rights of the Company’s outstanding Preferred Stock and would be subordinate to the Rights of any Preferred Stock issued in the future.

This proposal must be approved by at least a majority vote of all of the outstanding voting shares (including shares of Common Stock and Participating Preferred Stock) present in person or represented by proxy at the meeting and entitled to vote on this Offering.  Shareholders will vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two independent persons, appointed at the meeting, who serve as inspectors of the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to vote such proxy for approval of this Offering, or if any non-material changes are made to the Offering, to vote as shall be determined by the persons named in the proxy in accordance with their judgment.  In the event of a negative vote of Shareholders, the Company will not proceed with the Offering.

The Board of Directors of the Company unanimously recommends a vote FOR Proposal No. 5.

PROPOSAL NO. 6
OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Requests for Financial Statements

Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2007, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2007 with the SEC on September 28, 2007.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Special Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Margaret Chance

February 15, 2008

MARGARET CHANCE, Secretary